                                                                EXHIBIT 99.9(B)

                             LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 63 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated February 23, 2006, appearing in Post-Effective Amendment No. 61 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 28, 2006.


                                         CHRISTOPHER R. BOHANE
                                         --------------------------------------
                                         Christopher R. Bohane
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
August 25, 2006